AMENDED AND RESTATED INVESTMENT MAN-
AGEMENT AGREEMENT
dated as of May 16, 2005
BY AND BETWEEN
HIGHLAND SPECIAL SITUATIONS FUND
(formerly, Pyxis Special Situations Fund, and formerly High-land Special Situations Fund), a Delaware statutory trust

AND
HIGHLAND CAPITAL MANAGEMENT FUND ADVI-
SORS, L.P.
(formerly, Pyxis Capital, L.P., and formerly Highland Funds
Asset Management, L.P.)
a Delaware limited partnership



TABLE OF CONTENTS
Page
1.	General Duties of the Investment Manager	1
2.	Duties and Obligations of the Investment
Manager with Respect to the
Administration of the Company	3
3.	Authority to Bind the Company; No Joint
Venture	4
4.	Limitations Relating to Investments	5
5.	Brokerage	6
6.	Compensation	6
7.	Expenses	8
8.	Services to Other Companies or Accounts.	8
9.	Duty of Care and Loyalty.	8
10.	Indemnification.	9
11.	Term of Agreement; Events Affecting the
Investment Manager; Survival of Certain
Terms	10
12.	Power of Attorney; Further Assurances	11
13.	Amendment of this Agreement	11
14.	Notices	11
15.	Binding Nature of Agreement; Successors
and Assigns	12
16.	Entire Agreement	12
17.	Costs and Expenses	13
18.	Books and Records	13
19.	Titles Not to Affect Interpretation	13
20.	Provisions Separable	13
21.	Governing Law	13
22.	Execution in Counterparts	13
23.	Use of the Name Restoration	13



AMENDED AND RESTATED INVESTMENT MAN-
AGEMENT AGREEMENT
            This Amended Investment Management
Agreement (the Agreement ), dated as of August 15, 2005, is made by and between Highland Special Situations Fund (formerly, Pyxis Special Situations Fund, and formerly High-land Special Situations Fund) (the Company ), a Delaware statutory trust which will be registered as a nondiversified closed-end management investment company act under the Investment Company Act of 1940 and the rules and regula-tions promulgated thereunder and exemptions granted there-from, as amended from time to time (the 1940 Act ), and Highland Capital Management Fund Advisors, L.P (former-ly, Pyxis Capital, L.P., and formerly Highland Funds Asset Management, L.P.) (the Investment Manager ), a Delaware limited partnership registered as an investment adviser under the Investment Advisers Act of 1940 (the Advisers Act ). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Agreement and Declaration of Trust of the Company dated as of May 16, 2005 (as in effect on the date hereof and as amended from time to time with the consent of the Invest-ment Manager, the Declaration of Trust ).
      WHEREAS, the Investment Manager and the Com-pany were each renamed, as stated above, as of February 8, 2013, and as of January 9, 2012;

      WHEREAS, these changes did not arise from or re-
sult in an  assignment  as described in Section 11(a) hereof;
and
      WHEREAS, the Agreement was amended on De-
cember 15, 2011 to replace all references to Highland Capital Management, L.P. with Highland Funds Asset Management,
L.P. in a novation pursuant to Section 11(a) hereof;
      NOW, THEREFORE, the Agreement is hereby
amended and restated as of February 8, 2013 pursuant to Sec-
tion 13 hereof, as set forth herein.
            1.	General Duties of the Investment
Manager.Subject to the direction and control of the Company
s Board of Trustees (the Board ) and subject to and in ac-cordance with the terms of the Declaration of Trust, the poli-cies adopted or approved by the Board, the conditions of any exemptive order obtained by or for the benefit of the Compa-
ny from the Securities and Exchange Commission (the  SEC
) and this Agreement, the Investment Manager agrees to su-
pervise and direct the investment and reinvestment of the As-
sets and perform the duties set forth herein, and shall perform on behalf of the Company those investment and leverage re-
lated duties and functions assigned to the Company or the Investment Manager in the Declaration of Trust and the
Statements of Preferences for any Preferred Shares (collec-tively, the Transaction Documents ), and shall have such other powers with respect to the investment and leverage re-
lated functions of the Company as shall be delegated from
time to time to the Investment Manager by the Board.  The
Company has executed the Transaction Documents and the
Investment Manager is hereby granted, and shall have, full
power to take all actions and execute and deliver all neces-
sary and appropriate documents and instruments on behalf of
the Company in accordance with the Transaction Documents,
the policies adopted or approved by the Board, the conditions of any exemptive order obtained by or for the benefit of the Company or the Investment Manager from the SEC and this
Agreement.  The Investment Manager shall endeavor to
comply in all material respects with the 1940 Act and all
rules and regulations thereunder, all other applicable federal and state laws and regulations and the applicable provisions of the Transaction Documents in performing its duties under
this Agreement. Subject to the foregoing and the other pro-visions of this Agreement, and the direction and control of the Board, the Investment Manager is hereby appointed as
the Company s agent and attorney-in-fact with authority to negotiate, execute and deliver all documents and agreements on behalf of the Company and to do or take all related acts, with the power of substitution, to acquire, dispose of or oth-erwise take action with respect to or affecting the Invest-
ments (as defined in Section 4(a) hereof), including, without limitation:
                  (a)	identifying and originating In-
vestments to be purchased by the Company, selecting the
dates for such purchases, and purchasing or directing the pur-chase of such Investments on behalf of the Company;
                  (b)	identifying Investments owned
by the Company to be sold by the Company, selecting the
dates for such sales, and selling such Investments on behalf of the Company;
                  (c)	negotiating and entering into, on
behalf of the Company, documentation providing for the pur-
chase and sale of Investments, including without limitation, confidentiality agreements and commitment letters;
                  (d)	structuring the terms of, and ne-
gotiating, entering into and/or consenting to, on behalf of the Company, documentation relating to Investments to be pur-
chased, held, exchanged or sold by the Company, including
any amendments, modifications or supplements with respect
to such documentation;
                  (e)	exercising, on behalf of the
Company, rights and remedies associated with Investments, including without limitation, rights to petition to place an ob-ligor or issuer in bankruptcy proceedings, to vote to acceler-
ate the maturity of an Investment, to waive any default, in-cluding a payment default, with respect to an Investment and to take any other action which the Investment Manager
deems necessary or appropriate in its discretion in connection with any restructuring, reorganization or other similar trans-action involving an obligor or issuer with respect to an In-vestment, including without limitation, initiating and pursu-
ing litigation;
                  (f)	responding to any offer in re-
spect of Investments by tendering the affected Investments, declining the offer, or taking such other actions as the In-vestment Manager may determine;
                  (g)	exercising all voting, consent and
similar rights of the Company on its behalf and advising the Company with respect to matters concerning the Invest-
ments;
                  (h)	advising and assisting the Com-
pany with respect to the valuation of the Assets;
                  (i)	retaining legal counsel and other
professionals (such as financial advisers) to assist in the structuring, negotiation, documentation, administration and modification and restructuring of Investments; and
                  (j)	providing the Company with
such assistance as the Board may request in processing sub-scription and/or transfer applications for the Shares.
            2.	Duties and Obligations of the Invest-
ment Manager with Respect to the Administration of the
Company.The Investment Manager also agrees to furnish of-
fice facilities and equipment and clerical, bookkeeping and administrative services (other than such services, if any, pro-vided by the Company s custodian and other service provid-
ers) to the Company.  To the extent requested by the Compa-
ny, the Investment Manager agrees to provide the following administrative services:
                  (a)	oversee the determination and
publication of the Company s net asset value in accordance
with the Company s policy as adopted from time to time by
the Board and communicated to the Investment Manager in
writing;
                  (b)	maintain or oversee the mainte-
nance of the books and records of the Company as required
under the 1940 Act and maintain (or oversee maintenance by
other persons) such other books and records required by law
or for the proper operation of the Company;
                  (c)	oversee the preparation and filing
of the Company s federal, state and local income tax returns and any other required tax returns or reports;
                  (d)	review the appropriateness of
and arrange for payment of the Company s expenses;
                  (e)	prepare for review and approval
by officers and other authorized signatories of the Company (collectively, the Authorized Signatories ) financial infor-mation for the Company s semi-annual and annual reports and other communications with shareholders required or oth-
erwise to be sent to Company shareholders, and arrange for
the printing and dissemination of such reports and communi-cations to shareholders;
                  (f)	prepare for review by the Au-
thorized Signatories and Board of the Company the Company
s periodic financial reports required to be filed with the SEC and such other reports, forms and filings, as may be mutually agreed upon or as may be required by law or any Statements of Preferences;
                  (g)	prepare reports relating to the
business and affairs of the Company as may be mutually
agreed upon and not otherwise prepared by others;
                  (h)	make such reports and recom-
mendations to the Board concerning the performance and
fees of any of the Company s service providers as the Board
may reasonably request or deem appropriate;
                  (i)	oversee and review calculations
of fees paid to the Company s service providers;
                  (j)	oversee the Company s portfolio
and perform necessary calculations as required under Section
18 of the 1940 Act;
                  (k)	consult with the Audit Commit-
tee of the Board, the Authorized Signatories, and the Compa-
ny s independent accountants, legal counsel, custodian and
other service providers in establishing the accounting policies of the Company and monitor financial and shareholder ac-
counting services;
                  (l)	review implementation of any
share purchase programs authorized by the Board;
                  (m)	determine the amounts available
for distribution as dividends and distributions to be paid by the Company to its shareholders;
                  (n)	prepare and arrange for the print-
ing of dividend notices to shareholders;
                  (o)	provide the Company s dividend
disbursing agent and custodian with such information as is required for such parties to effect the payment of dividends and distributions;
                  (p)	prepare such information and re-
ports as may be required by any banks, if any, from which
the Company borrows funds;
                  (q)	provide such assistance to the
Company s custodian, counsel, auditors and other service
providers as generally may be required to properly carry on
the business and operations of the Company;
                  (r)	assist in the preparation and fil-
ing of Forms 3, 4, and 5 pursuant to Section 16 of the Securi-ties Exchange Act of 1934, as amended, and Section 30(h) of the 1940 Act for the officers, Authorized Signatories and
trustees of the Company, such filings to be based on infor-
mation provided by those persons;
                  (s)	respond to or refer to the Com-
pany s officers or Authorized Signatories shareholder (in-
cluding any potential shareholder) inquiries relating to the
Company; and
                  (t)	supervise any other aspects of
the Company s administration as may be agreed to by the
Company and the Investment Manager.
	All services are to be furnished through
the medium of any trustees, officers, Authorized Signatories or employees of the Investment Manager or its affiliates as
the Investment Manager deems appropriate in order to fulfill its obligations hereunder.
	The Company will reimburse the In-
vestment Manager and its affiliates for all out-of-pocket ex-penses incurred by them in connection with the performance of the administrative services described in this paragraph 2.
            3.	Authority to Bind the Company; No
Joint VentureExcept as provided in or pursuant to Sections 1,
2 and 12 hereof or as otherwise delegated or approved (either generally or specifically) by the Board, the Investment Man-
ager shall have no authority to bind or obligate the Company. Nothing in this Agreement shall be deemed to create a joint venture or partnership between the parties with respect to the arrangements set forth in this Agreement. For all purposes hereof, the Investment Manager shall be deemed to be an in-dependent contractor.
                  (b)	The Investment Manager shall
act in conformity with the written instructions and directions of the Board, except to the extent that authority has been del-egated to the Investment Manager pursuant to the terms of this Agreement and the Transaction Documents.  The In-
vestment Manager will not be bound to follow any amend-
ment to any Transaction Document until it has received writ-
ten notice thereof and until it has received a copy of the amendment from the Company and has consented thereto.
                  (c)	The Investment Manager may,
with respect to the affairs of the Company, consult with such legal counsel, accountants and other advisors as may be se-
lected by the Investment Manager.  The Investment Manager
shall be fully protected, to the extent permitted by applicable law, in acting or failing to act hereunder if such action or in-action is taken or not taken in good faith by the Investment Manager in accordance with the advice or opinion of such counsel, accountants or other advisors.  The Investment
Manager shall be fully protected in relying upon any writing signed in the appropriate manner with respect to any instruc-tion, direction or approval of any of the Board and may also rely on opinions of the Investment Manager s counsel with
respect to such instructions, directions and approvals. The Investment Manager shall also be fully protected when acting upon any instrument, certificate or other writing the Invest-
ment Manager believes in good faith to be genuine and to be
signed or presented by the proper person or persons. The In-vestment Manager shall be under no duty to make any inves-tigation or inquiry as to any statement contained in any such writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained if the Investment Manager in good faith believes the same to be genuine.
            4.	Limitations Relating to Invest-
ments.Investments.  Except as otherwise provided in this Sec-
tion 4 and subject to the requirements of the Transaction Documents, the Agreement and Declaration of Trust and ap-
plicable law, the Investment Manager may cause the Compa-
ny from time to time to purchase:
                     (i)	debt securities or
debt obligations, including bank loans or in-
terests therein ( Debt Obligations );
                     (ii)	stock, warrants or
other equity securities ( Securities ); and
                     (iii)	any other invest-
ments of any type of asset the Company is
permitted to make (together with Securities
and Debt Obligations,  Investments ).
                  (b)	Company is not a Bank.  The In-
vestment Manager may not purchase any Debt Obligation if
the related credit agreement, note, indenture or other docu-mentation by its terms requires any such purchase to be made only by a bank, savings and loan, thrift, trust company or
other similar deposit-taking institution.
                  (c)	Origination Fees.  The Invest-
ment Manager shall seek to have the Company receive its
pro-rata share, measured by the amount invested or proposed
to be invested by the investors in any Investment, of any origination, structuring, or similar fees normally payable to lenders or structurers as compensation for services ( Origina-tion or Similar Fees ) payable with respect to any Investment, whether or not any other investment funds or accounts for which the Investment Manager or any of its Affiliated Per-
sons acts as investment adviser (the  Highland Accounts )
share in such fees, except to the extent the Investment Man-
ager determines such sharing could cause the Company to
fail to satisfy any requirement for qualification as a regulated investment company under Subchapter M of the Code. Not-withstanding anything herein, in any Transaction Document to the contrary, to the extent that any Origination or Similar Fees with respect to the Company s share of such Investment are paid to the Investment Manager or any Affiliated Persons as additional compensation, such amount shall be reimbursed
to the Company unless the exception to the preceding sen-
tence is in effect, in which case such amount shall be paid to the other accounts participating in such Investment or re-
turned to the party paying such Origination or Similar Fees.
                  (d)	Co-Investments.  The Company
may not co-invest with any fund or account managed by the Investment Manager or its Affiliated Persons that is not a registered investment company under the 1940 Act or in any Investment as to which the Investment Manager or its Affili-
ated Persons has negotiated non-pricing terms, except (i) to the extent permitted by the 1940 Act or any exemptive relief obtained by the Company and the Investment Manager there-
under, including any conditions to the granting by the SEC of such relief, and (ii) pursuant to any policies and procedures adopted by the Board with respect to such co-investments and any other applicable provisions of any Transaction Doc-
ument and this Agreement. For the avoidance of doubt, the provisions of this Section 4(d) shall not be interpreted so as to prevent the Company from making co-investments with
respect to investments in which the Investment Manager or
its Affiliated Persons negotiated only pricing terms.
            5.	BrokerageThe Investment Manager
shall effect all purchases and sales of securities in a manner consistent with the principles of best execution, taking into account net price (including commissions) and execution ca-pability and other services which the broker or other inter-mediary may provide. In this regard, the Investment Manag-
er may effect transactions which cause the Company to pay a commission in excess of a commission which another broker or other intermediary would have charged; provided, howev-
er, that the Investment Manager shall have first determined
that such commission is reasonable in relation to the value of the brokerage and research services performed by that broker or other intermediary or has received approval from the
Board for the contemplated use of the Company s use of bro-
kerage.
            6.	CompensationThe Company agrees to
pay to the Investment Manager and the Investment Manager
agrees to accept as partial compensation for services rendered by the Investment Manager as such, a fee (the  Management
Fee ), calculated and payable quarterly in arrears at an annual rate equal to 1.5% of the aggregate Net Asset Value of the
Company.   Net Asset Value  shall mean the market value of
all liquid securities at the time of valuation and the cost of any illiquid assets at the time of valuation. For these purpos-es, assets will be considered illiquid if the Investment Man-ager reasonably determines, in accordance with procedures adopted by the Board, that (i) reliable market quotations are not readily available for such security or (ii) although reliable market quotations are readily available, the majority of such securities held by accounts managed by the Investment Man-
ager could not be sold or disposed of in the ordinary course of business (without taking into account any illiquidity or similar discounts) within fourteen trading days at approxi-
mately the price at which the security is valued by the Com-
pany without significantly depressing the level of such mar-
ket quotations; provided, that the limitation provided in
clause (ii) above shall not be applicable if the inability to dis-pose of a majority of such securities within such period is due to the Advisor s being an affiliate of the issuer on behalf of the Adviser s clients or possessing inside information re-garding such issuer. For the avoidance of doubt, securities, if quoted on a major exchange or listed in the pink sheets, or loans and bonds quoted by a reputable third party quotation
system will be treated as securities for which reliable market quotations are readily available. For the purposes of this Agreement, the net asset value of the Company will be calcu-
lated as of the last business day of each month in accordance with the valuation policies and guidelines approved from
time to time by the Board of Trustees.
                  (b)	The Carried Interest will be paid
as a fee.  The Carried Interest is an amount (payable annual-
ly) such that after receipt thereof the Investment Manager
will have received from the Company 20% of the realized
and unrealized cumulative total return of the Company on its assets attributable to the Common Shares and the Special
Share.  The Carried Interest shall be payable as of December
31 of each year and shall be paid not later than completion of the audit of the Company for such year. If there is positive return through any interim quarter in excess of the high wa-termark described below, the Company will accrue an appro-
priate amount in respect of the earned Carried Interest poten-tially payable at the end of the year. If there is negative re-turn in any calendar year, no Carried Interest will be paid un-til the negative return (as a percentage of average net assets attributable to the Common Shares and the Special Share, or, if less, as a percentage of such net assets at the time such negative return is experienced) has been recovered in full (
High Watermark Provision ). For purposes of all Carried In-terest calculations, illiquid assets (as defined for purposes of the Management Fee) will be valued at the lesser of cost or fair market value (as determined by the Investment Manager
in good faith). Such amounts outlined above and paid to the Investment Manager are referred to herein as the Carried In-terest.
                  (c)	On and after such time as the
Board of Trustees determines that it is possible under the
1940 Act to pay the Carried Interest as a dividend on a spe-
cial share, the Company shall, at the request of the Invest-
ment Manager, issue to it the Special Share for $1,000.  At
any time the Special Share is outstanding no Carried Interest shall be payable pursuant to Section 6(b) above.
            7.	Expenses.The Company will be re-
sponsible for paying the Management Fee, the Carried Inter-
est, due diligence and negotiation expenses, fees and expens-
es of custodians, administrators, transfer and distribution agents, counsel and directors, insurance, filings and registra-tions, proxy expenses, expenses of communications to inves-
tors, compliance expenses, interest, taxes, portfolio transac-tion expenses, costs of responding to regulatory inquiries and reporting to regulatory authorities, costs and expenses of pre-paring and maintaining the books and records of the Compa-
ny, indemnification, litigation, extraordinary expenses and
such other expenses as are approved by the Trustees as being reasonably related to the organization, offering, capitaliza-tion, operation or administration of the Company and any portfolio investments. Expenses associated with investments
by multiple funds of the Investment Manager will be shared proportionately by the participating funds. Expenses associ-
ated with the general overhead of the Investment Manager
will not be covered by the Company.
            8.	Services to Other Companies or Ac-
counts.
                  (a)	The Investment Manager and its
Affiliated Persons, employees or associates are in no way prohibited from, and intend to, spend substantial business time in connection with other businesses or activities, includ-ing, but not limited to, managing investments, advising or managing entities whose investment objectives are the same as or overlap with those of the Company, participating in ac-
tual or potential investments of the Company or any Share-
holder, providing consulting, merger and acquisition, struc-turing or financial advisory services, including with respect to actual, contemplated or potential investments of the Com-
pany, or acting as a director, officer or creditors committee member of, adviser to, or participant in, any corporation, partnership, trust or other business entity. The Investment Manager and its Affiliated Persons may, and expect to, re-
ceive fees or other compensation from third parties for any of these activities, which fees will be for the benefit of their own account and not the Company.
                  (b)	In addition, the Investment Man-
ager and its Affiliated Persons may manage Highland Ac-
counts other than the Company that invest in assets eligible for purchase by the Company.
                  (c)	The Company may have the abil-
ity, under certain circumstances, to take certain actions that would have an adverse effect on Highland Accounts other than the Company.  In these circumstances, the Investment
Manager and its Affiliated Persons will act in a manner be-
lieved to be equitable to the Company and such other High-
land Accounts, including co-investment in accordance with
the conditions of any exemptive relief obtained by the Com-
pany and the Investment Manager.
            9.	Duty of Care and Loyalty.
            The Investment Manager shall not be liable,
responsible or accountable in damages or otherwise to the
Company or any shareholder for any loss, liability, damage, settlement, costs, or other expense (including reasonable at-torneys fees) incurred by reason of any act or omission or any alleged act or omission performed or omitted by the In-vestment Manager and its employees, partners and affiliates, in connection with the establishment, management or opera-
tions of the Company or its investments (including in con-
nection with serving on creditors committees and boards of directors for companies in the Company s portfolio) unless such act or failure to act arises out of the bad faith, willful misfeasance, gross negligence or reckless disregard of the Investment Manager s duty to the Company or its sharehold-
ers, as the case may be (such conduct, Disabling Conduct ). Subject to the foregoing, all such Persons shall look solely to the Assets (including, without limitation, the Unfunded Commitments) for satisfaction of claims of any nature arising in connection with the affairs of the Company. If any in-demnitee is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such indemnitee shall not, on account thereof, be held to any per-sonal liability.
            10.	Indemnification.
                  (a)	The Company will indemnify the
Trustees, officers and the In-vestment Manager and any of-
ficer, director, member, manager, employee, stockholder, as-
sign, representative, agent or affiliate of any such person with respect to any act or omission as long as (i) such person s ac-tivities do not constitute Disabling Conduct and (ii) there has been a determination (a) by a final decision on the merits by a court or other body of competent jurisdiction be-fore whom the issue of entitlement to indemnification was brought that such indemnitee is entitled to indemnification or, (b) in the absence of such a decision, by (1) a majority vote of a quor-
um of those Trustees who are neither  interested persons  of the Company (as defined in Section 2(a)(19) of the Invest-
ment Company Act) nor parties to the proceeding, that the indemnitee is entitled to indemnification (the Disinterested Non-Party Trustees ), or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indem-
nitee should be entitled to indemnification (each an Indemni-fied Person, and collectively, the Indemnified Persons ). A successful claim for indemnification could reduce the Com-
pany s assets available for distribution to the shareholders. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any In-demnified Person as plaintiff, indemnification shall be man-datory only if the prosecution of such action, suit or other proceeding by such Indemnified Person was authorized by a majority of the Trustees. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (b) below.
                  (b)	The Company shall make ad-
vance payments in connection with the expenses of defend-
ing any action with respect to which indemnification might
be sought hereunder if the Company receives a written affir-mation by the Indemnified Person of the Indemnified Person
s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Company unless it is subsequently determined that he is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of con-
duct necessary for indemnification appear to have been met.
In addition, at least one of the following conditions must be met: (1) the Indemnified Person shall provide adequate secu-
rity for his undertaking, (2) the Company shall be insured
against losses arising by reason of any lawful advances, (3) a majority of a quorum of the Disinterested Non-Party Trus-
tees, or if such quorum is not obtainable or even if obtaina-
ble, if such majority so directs, independent legal counsel, shall conclude, based on a review of readily available facts
(as opposed to a full trial-type inquiry), that there is substan-tial reason to believe that the Indemnified Person ultimately will be found entitled to indemnification or (4) if there is not a Disinterested Non-Party Trustee, the Indemnified Person
provides the written affirmation referred to above.
                  (c)	The rights accruing to any In-
demnified Person under these provisions shall not exclude
any other right to which he may be lawfully entitled.
                  (d)	Each Indemnified Person shall,
in the performance of its duties, be fully and completely jus-tified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel, or upon reports made to the Company by any of the
Company s officers or employees or by any advisor, adminis-trator, manager, distributor, selected dealer, accountant, ap-praiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Company, regardless of whether such counsel or other person may also be a Trustee.
            11.	Term of Agreement; Events Affecting
the Investment Manager; Survival of Certain Terms.This
Agreement shall become effective as of the date hereof and
shall continue until its termination unless sooner terminated by the Company or Investment Manager as provided herein.
This Agreement may be terminated by the Company at any
time, without the payment of any penalty, upon giving the Investment Manager 60 days notice (which notice may be waived by the Investment Manager), provided that such ter-mination by the Company shall be directed or approved by the vote of a majority of the Trustees of the Company in of-
fice at the time or by the vote of the holders of a majority of the voting securities of the Company at the time outstanding and entitled to vote, or by the Investment Manager on 60
days  written notice (which notice may be waived by the
Company). This Agreement will also immediately terminate
in the event of its assignment. As used in this Agreement, the
terms  majority of the outstanding voting securities,   inter-
ested person  and  assignment  shall have the same meanings
as such terms are given in the 1940 Act.
                  (b)	Notwithstanding anything herein
to the contrary, Sections 6(c), 7, 9 and 10 of this Agreement shall survive any termination hereof.
                  (c)	From and after the effective date
of termination of this Agreement, the Investment Manager
and its Affiliated Persons shall not be entitled to compensa-
tion for further services hereunder, but shall be paid all com-pensation and reimbursement of expenses accrued to the date of termination. Upon such termination, and upon receipt of payment of all compensation and reimbursement of expenses owed, the Investment Manager shall as soon as practicable
(and in any event within 90 days after such termination) de-
liver to the Company all property (to the extent, if any, that the Investment Manager has custody thereof) and documents
of the Company or otherwise relating to the Assets of the
Company then in the custody of the Investment Manager
(although the Investment Manager may keep copies of such
documents for its records).  The Investment Manager agrees
to use reasonable efforts to cooperate with any successor in-vestment manager in the transfer of its responsibilities here-under, and will, among other things, provide upon receipt of a written request by such successor investment manager any information available to it regarding any Assets of the Com-
pany.  The Investment Manager agrees that, notwithstanding
any termination, it will reasonably cooperate in any proceed-
ing arising in connection with this Agreement, any of the Transaction Documents or any Investment (excluding any such proceeding in which claims are asserted against the In-vestment Manager or any Affiliated Person of the Investment Manager) upon receipt of appropriate indemnification and expense reimbursement.
            12.	Power of Attorney; Further Assuranc-
es.In addition to the power of attorney granted to the Invest-ment Manager in Section 1 of this Agreement, the Company hereby makes, constitutes and appoints the Investment Man-
ager, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with the terms of
this Agreement (a) to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents which the Investment Manager reasonably deems necessary or appropriate in connection with its investment management duties under this Agreement and as required by the 1940 Act and (b) to (i) subject to any policies adopted by the Board with respect thereto, exercise in its discretion any voting or consent rights associated with any securities, in-struments or obligations included in the Company s Assets,
(ii) execute proxies, waivers, consents and other instruments with respect to such securities, instruments or obligations,
(iii) endorse, transfer or deliver such securities, instruments and obligations and (iv) participate in or consent (or decline to consent) to any modification, work-out, restructuring, bankruptcy proceeding, class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan or transaction with regard to such securities, instruments and obligations. To the extent permitted by applicable law, this grant of power of attorney is irrevocable and coupled
with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Company;
provided that this grant of power of attorney will expire, and the Investment Manager will cease to have any power to act
as the Company s attorney-in-fact, upon termination of this Agreement in accordance with its terms. The Company shall execute and deliver to the Investment Manager all such other powers of attorney, proxies, dividend and other orders, and all such instruments, as the Investment Manager may reason-
ably request for the purpose of enabling the Investment Man-
ager to exercise the rights and powers which it is entitled to exercise pursuant to this Agreement. Each of the Investment Manager and the Company shall take such other actions, and furnish such certificates, opinions and other documents, as
may be reasonably requested by the other party hereto in or-
der to effectuate the purposes of this Agreement and to facili-tate compliance with applicable laws and regulations and the terms of this Agreement.
            13.	Amendment of this Agreement.No
provision of this Agreement may be amended, waived, dis-
charged or terminated orally, but only by an instrument in
writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940
Act, and requires majority shareholder approval.
            14.	Notices.Unless expressly provided
otherwise herein, any notice, request, direction, demand or
other communication required or permitted under this
Agreement shall be in writing and shall be deemed to have
been duly given, made and received if sent by hand or by
overnight courier, when personally delivered, if sent by tele-copier, when receipt is confirmed by telephone, or if sent by registered or certified mail, postage prepaid, return receipt requested, when actually received if addressed as set forth below:
(a)	If to the Company:

Highland Special Situations Fund
Attn:	Brian Mitts
200 Crescent Court, Suite 700
Dallas, Texas 75201
Tel:	(972) 628-4100
Fax:	(972) 628-4147
(b)	If to the Investment Manager:

Highland Capital Management Fund
Advisors, L.P.
Attn:	Ethan Powell
200 Crescent Court, Suite 700
Dallas, Texas 75201
Tel:	(972) 628-4100
Fax:	(972) 628-4147
Either party to this Agreement may alter the address to which communications or copies are to be sent to it by giving notice of such change of address in conformity with the provisions of this Section 14. Other addresses set forth in this Section 14 shall be changed only with the consent of the relevant ad-dressee.
            15.	Binding Nature of Agreement; Succes-
sors and Assigns.This Agreement shall be binding upon and
inure to the benefit of the parties hereto and their respective successors and assigns as provided herein.
            16.	Entire Agreement.This Agreement
contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, un-derstandings, inducements and conditions, express or im-
plied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof con-trol and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.
            17.	Costs and Expenses.The costs and ex-
penses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiation, preparation and execution of this Agreement, and all matters incident thereto, shall be borne by the Company.
            18.	Books and Records.In compliance
with the requirements of Rule 31a-3 under the Investment
Company Act, the Investment Manager hereby agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to
the Company any such records upon the Company s request.
The Investment Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the Investment Com-
pany Act the records required to be maintained by Rule 31a-1 under the Investment Company Act.
            19.	Titles Not to Affect Interpretation.The
titles of sections contained in this Agreement are for conven-ience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
            20.	Provisions Separable.The provisions of
this Agreement are independent of and separable from each
other, and, to the extent permitted by applicable law, no pro-vision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
            21.	Governing Law.This Agreement shall
be governed by and construed in accordance with the laws of
the State of Delaware and, to the extent inconsistent there-
with, the 1940 Act.
            22.	Execution in Counterparts.This
Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
            23.	Use of the Name Restoration.The In-
vestment Manager has consented to the use by the Company of the name or identifying word Restoration in the name of the Company. Such consent is conditioned upon the em-ployment of the Investment Manager as the investment advi-sor to the Company. The name or identifying word Restora-tion may be used from time to time in other connections and for other purposes by the Investment Manager and any of its affiliates. The Investment Manager may require the Compa-ny to cease using Restoration in the name of the Company if the Company ceases to employ, for any reason, the Invest-ment Manager, any successor thereto or any affiliate thereof as investment advisor of the Company.

            IN WITNESS WHEREOF, the parties hereto
have executed this Agreement as of the date first written above.

HIGHLAND CAPITAL MANAGEMENT FUND ADVI-
SORS, L.P.

By: 	Strand Advisors XVI, Inc., its general partner

By:	       /s/ Jim Dondero
	Jim Dondero
	Sole Director


HIGHLAND SPECIAL SITUATIONS FUND


By:	       /s/ Brain Mitts
	Brian Mitts
	Treasurer







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